                                  EXHIBIT 11.1

                          ACCESS ANYTIME BANCORP, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                           For the three months ended        For the nine months ended
                                                          -----------------------------     ----------------------------
                                                          September 30,    September 30,    September 30,   September 30,
                                                              1997             1996             1997            1996
                                                          ------------     ------------     ------------    ------------
PRIMARY EARNINGS PER SHARE

Net income (loss)                                          $1,318,542      $ (748,029)      $1,565,058      $ (700,124)

Shares:  (c)
   Weighted average number of shares outstanding            1,216,818         731,985        1,115,707         717,078

   Add-Dilutive effect of outstanding stock options
      (as determined by the application of the treasury
      stock method)                                            15,616             825            5,688           4,264

   Add-Dilutive effect of shares issuable to Directors
      in lieu of cash compensation                              1,369           --                 522            --
                                                           ----------      ----------       ----------      ----------
Weighted average number of shares outstanding
   as adjusted                                              1,233,803         732,810        1,121,917         721,342
                                                           ----------      ----------       ----------      ----------
                                                           ----------      ----------       ----------      ----------

Net income (loss) per share:  Primary                      $ 1.068681(a)   $(1.020768)(b)   $ 1.394986(a)   $(0.970585)(b)
                                                           ----------      ----------       ----------      ----------
                                                           ----------      ----------       ----------      ----------

ASSUMING FULL DILUTION

Net income (loss)                                          $1,318,542      $ (748,029)      $1,565,058      $ (700,124)

Shares:  (c)
   Weighted average number of shares outstanding            1,216,818         731,985        1,115,707         717,078

   Add-Dilutive effect of outstanding stock options
      (as determined by the application of the treasury
      stock method)                                            28,962           2,936           15,040           4,496

   Add-Dilutive effect of shares issuable to Directors
      in lieu of cash compensation                              1,369           --                 522            --
                                                           ----------      ----------       ----------      ----------
Weighted average number of shares outstanding
   as adjusted                                              1,247,149         734,921        1,131,269         721,574
                                                           ----------      ----------       ----------      ----------
                                                           ----------      ----------       ----------      ----------

Net income (loss) per share:  Assuming Full Dilution       $ 1.057245(a)   $(1.017836)(b)   $ 1.383453(a)   $(0.970273)(b)
                                                           ----------      ----------       ----------      ----------
                                                           ----------      ----------       ----------      ----------
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(a)  This calculation is submitted in accordance with Regulation S-B item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB
     Opinion No. 15 because it results in dilution of less than 3%.

(b)  This calculation is submitted in accordance with Regulation S-B item
     601(b)(11) although not required by paragraph 30 of APB Opinion No. 15 because its effect is antidilutive.

(c) All share information has been revised to give effect to a 2% common stock dividend declared on October 30, 1997.